UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported):  October 15, 2007

Maxus Realty Trust, Inc.
(Exact name of registrant as specified on its charter)

MISSOURI	00-13457	48-1339136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 8.01. Other Events.

Maxus Realty Trust, Inc. (“we” or “us”) recently learned that we have fewer than 300 record holders of our common stock, which means we could de-register our $1.00 par value, common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at any time.   If our Board of Trustees determines it is in our best interest to de-register our common stock, we would no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) or to comply with the Sarbanes-Oxley Act or the SEC’s proxy and tender offer rules.  We would continue to send our stockholders annual reports and other reports required by our bylaws. However, this information will not be as detailed or extensive as the information that we currently file with the SEC.

In the event we de-register our common stock, it would also be de-listed from the Nasdaq Stock Market and the trading market for our common stock could be affected.

On October 15, 2007, at a special meeting, the Board of Trustees decided to evaluate our growth opportunities and make a decision regarding whether to de-register over the next several months.  Although we intend to continue to work towards compliance with the internal control over financial reporting requirements under the Sarbanes Oxley Act, the Board intends to continue to investigate and evaluate the costs of becoming fully compliant with such requirements, which will be part of the Board’s decision-making process of whether to de-register our common stock.  As a result, we do not believe we will be fully compliant with the Sarbanes-Oxley internal control over financial reporting requirements under the Exchange Act in connection with our 2007 Form 10-KSB annual report required to be filed with the SEC in March 2008.

On October 18, 2007, we issued a press release included as Exhibit 99.1 hereto and incorporated herein by reference announcing a stock repurchase program the Board approved at the October 15, 2007 meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Maxus Realty Trust, Inc. dated October 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.

Date:  October 18, 2007                                                                           By:   /s/ David L. Johnson
David L. Johnson
Chairman of the Board, President and
    Chief Executive Officer